                                                                      EXHIBIT 11
                            FSI INTERNATIONAL, INC.
                 COMPUTATION OF INCOME/(LOSS) PER COMMON SHARE

                                                                     QUARTER ENDED:         NINE MONTHS ENDED:
                                                             --------------------------  --------------------------
                                                             MAY 27, 1995  MAY 28, 1994  MAY 27, 1995  MAY 28, 1994
                                                             ------------  ------------  ------------  ------------
  PRIMARY:

  Average shares outstanding                                  17,061,380    13,045,722    14,621,818    12,020,136

  Net effective of dilutive stock options and warrants --
  based on the treasury stock method                           1,412,166       950,772     1,294,356       948,362
                                                              ----------   -----------   -----------   -----------

  Total                                                       18,473,546    13,996,494    15,916,174    12,968,498
                                                             ===========   ===========   ===========   ===========

  Net income                                                 $ 5,005,984   $ 1,644,500   $12,145,644   $ 3,963,438
                                                             ===========   ===========   ===========   ===========

  Primary per share amounts                                  $      0.27   $      0.12   $      0.76   $      0.31
                                                             ===========   ===========   ===========   ===========

  FULLY DILUTED:

  Average shares outstanding                                  17,061,380    13,045,722    14,621,818    12,020,136

  Net effect of dilutive stock options and warrants --
  based on the treasury stock method                           1,457,082       425,615     1,366,262       438,443
                                                             -----------   -----------   -----------   -----------

  Total                                                       18,518,462    13,471,337    15,988,080    12,458,579
                                                             ===========   ===========   ===========   ===========

  Net income                                                 $ 5,005,984   $ 1,644,560   $12,145,644   $ 3,963,438
                                                             ===========   ===========   ===========   ===========

  Fully diluted per share amounts                            $      0.27   $      0.12   $      0.76   $      0.32
                                                             ===========   ===========   ===========   ===========
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